EXHIBIT 23.5

Independent Auditors’ Consent

To the Board of Directors and Shareholders of

Saskferco Products Inc.

We consent to the use of this Registration Statement of Global Nutrition Solutions, Inc. on Form S-4 of our report dated June 10, 2003 (which report expresses an unqualified opinion) related to the financial statements of Saskferco Products Inc. appearing in the Proxy Statement/Prospectus.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Regina, Canada

April 5, 2004